March 18, 1998




Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 14, 1998, at 3:00 p.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Bankshares.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your interest and investment in National Bankshares, Inc.

                              Very truly yours,



                              James G. Rakes
                              President and
                              Chief Executive Officer

               NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders of National Bankshares, Inc.:

     NOTICE is hereby given that the 1998 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 14, 1998, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

     1. The election of three Class 2 directors for a term of three years each.

     2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Only stockholders of record at the close of business on March 12, 1998, are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE IN PERSON AT THE MEETING. IT IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Marilyn B. Buhyoff
                              Secretary

Blacksburg, Virginia
March 18, 1998

                               PROXY STATEMENT
                                      OF
                          NATIONAL BANKSHARES, INC.
                            100 SOUTH MAIN STREET
                             BLACKSBURG, VA 24060
                                P.O. BOX 90002
                          BLACKSBURG, VA 24062-9002
                                540 / 552-2011
                                --------------
                        ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY,  APRIL 14, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 1998 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 14, 1998, and at any adjournments thereof. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 18, 1998.

                            REVOCATION OF PROXIES
                            ---------------------

     Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy bearing a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002,
Attention: James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions thereon. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in Proposal No. 1 as more fully disclosed below in this Proxy Statement.

     An Annual Report to Stockholders, including the financial statements for the year ended December 31, 1997, is being mailed to you concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

                    VOTING SECURITIES AND STOCK OWNERSHIP
                    -------------------------------------

     As of March 12, 1998, Bankshares had 3,792,833 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the above shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 12, 1998, will be entitled to vote at the Meeting or at any adjournments.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established,


directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 --------------------------------------------

     As of March 12, 1998, no single person or group was known to Bankshares to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

             STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
             ---------------------------------------------------

     The   following  table  sets  forth,  as  of  March  12,  1998,  certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all
directors  and executive officers as a group.   Unless otherwise noted in the
footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.
                                    Shares of Common
                                    Stock Beneficially       Percentage
      Name of                       Owned as of              of
      Beneficial Owner              March 12, 1998           Class
-----------------------------------------------------------------------------
      Charles L. Boatwright                8,819             *
      T. C. Bowen, Jr.                    41,993(1.)         1.11
      Robert E. Christopher, Jr.          13,893(2.)         *
      Alonzo A. Crouse                    50,953(3.)         1.34
      R. E. Dodson                        59,654(4.)         1.57
      Paul A. Duncan                      11,862(5.)         *
      William T. Peery                    49,953(6.)         1.32
      James G. Rakes                      19,891(7.)         *
      Jeffrey R. Stewart                  22,206             *
      All current Directors and
      Executive Officers as a
      Group (12 persons)                 292,755             7.72
-----------------------------------------------------------------------------
* Represents less than 1% of the Company's outstanding Common Stock.

     (1.)Includes 25,279 shares owned as trustee of a trust for spouse. (2.)Includes 5,300 shares owned by spouse.
     (3.)Includes 25,500 shares owned by spouse, 1,745 shares owned by spouse jointly with children, 700 shares owned jointly with spouse and grandchildren and 1,008 held by a partnership in which Mr. Crouse is a general partner.
     (4.)Includes 28,470 shares owned by spouse.
     (5.)Includes 1,253 shares owned by spouse and 88 shares owned by  spouse as custodian.
     (6.)Includes  399  shares  owned  by  spouse,  10,950  shares  owned  as fiduciary and 3,630 shares owned in corporate name.
     (7.)Includes 5,600 shares owned jointly by spouse, 888 shares owned by children and 7,269 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.







                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                    --------------------------------------

     Bankshares' Articles of Incorporation provide that the directors shall be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The Articles of Incorporation also provide that the number of directors shall be set by the Bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the Bylaws is nine.

     The current term of office of the Class 2 directors expires at this 1998
Annual Meeting of Stockholders.   The terms of Class 3  and Class 1 directors
will expire in 1999 and 2000, respectively.

     The current Class 2 directors, Alonzo A. Crouse, James G. Rakes and Jeffrey R. Stewart, have each been nominated by the Board of Directors to serve a three year term to expire at the Annual Meeting of Stockholders in 2001.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 2 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following information is provided with respect to the three nominees to serve as Class 2 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 12, 1998. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Each director or nominee currently serves as a director of either or both of the wholly owned subsidiaries of Bankshares, The National Bank of Blacksburg ("NBB") and Bank of Tazewell County ("BTC").






















                                   Principal
   Name and Age;                   Occupation
   Director of Bankshares Since    (for the past five years unless
                                   otherwise noted)
-----------------------------------------------------------------------------
                                   NOMINEES
                              CLASS 2 DIRECTORS
                              -----------------
                     (Serving Until 2001 Annual Meeting)

   Alonzo A. Crouse (58)           Executive Vice President and Cashier, BTC
   1996                            BTC Board Member and Secretary
                                   Tazewell, VA
   James G. Rakes (53)             President and CEO of Bankshares and NBB
   1986                            NBB and BTC Board Member
                                   Blacksburg, VA
   Jeffrey R. Stewart (65)         Senior V.P., Instructional Performance
   1986                            Systems, Inc.; prior thereto Professor of
                                   Business Education, Virginia Polytechnic
                                   Institute and State University
                                   NBB Board Member
                                   Blacksburg, VA





                        DIRECTORS CONTINUING IN OFFICE
                              CLASS 3 DIRECTORS
                              -----------------
                     (Serving Until 1999 Annual Meeting)

   Charles L. Boatwright (72)      Physician, Carilion Family Medicine
   1986                            C. L. Boatwright Clinic
                                   Vice Chairman of the Board of Bankshares
                                   and NBB
                                   Blacksburg, VA
   R. E. Dodson (74)               President and CEO of BTC
   1996                            BTC Board Member
                                   Tazewell, VA
   William T. Peery (74)           President, Cargo Oil, Inc.
   1996                            BTC Board Member
                                   Tazewell, VA

















                              CLASS 1 DIRECTORS
                              -----------------
                     (Serving until 2000 Annual Meeting)


   T.C. Bowen, Jr. (77)            Attorney, Bowen, Bowen & Bowen, P.C.
   1996                            Chairman of the Board of BTC
                                   Tazewell, VA
   Robert E. Christopher, Jr. (69) Retired; prior thereto Pharmacist,
   1986                            President, Corner Drug, Inc.
                                   Chairman of the Board of Bankshares and
                                   of NBB
                                   Blacksburg, VA
   Paul A. Duncan (67)             Automobile Dealer, President, Holiday
   1986                            Motor Corp.
                                   NBB Board Member
                                   Blacksburg, VA


                         BOARD OF DIRECTORS MEETINGS,
                         ----------------------------
                   COMMITTEES, COMPENSATION AND ATTENDANCE
                   ---------------------------------------

     Board of Directors Meetings
     ---------------------------

     In  fiscal year 1997,  the Board  of Directors  of Bankshares  held four
regular  meetings and one special meeting.   The Board meets quarterly on the
second Wednesday in February, May, August and November.

     Board Committees
     ----------------

     The Bankshares Board has standing audit and compensation committees, comprised of directors Christopher (Chairman), Boatwright, Bowen, Duncan, Peery and Stewart. These committees met once in 1997. There is no standing nominating committee.

     Board Compensation
     ------------------

     Members of the Board of Directors of Bankshares are paid a $200 fee for each regular or special Board meeting they attend.

     Dr. Boatwright, Dr. Christopher, Mr. Duncan, Mr. Rakes and Dr. Stewart, Bankshares directors who are also directors of NBB, receive a semi-annual retainer fee of $2,500 (increased from $2,000 on June 1, 1997) for their service on the NBB Board. They receive an NBB Board meeting attendance fee of $400 (increased from $300 on June 1, 1997), and they are paid $200 (increased from $150 on June 1, 1997) for each committee meeting they attend.

     In 1997 three NBB directors, Dr. Boatwright, Dr. Christopher and Mr. Duncan received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Dr. Boatwright received $3,324, Dr. Christopher was paid $4,311 and Mr. Duncan received $5,231 during fiscal year 1997.




     Mr. Bowen, Mr. Crouse, Mr. Dodson, Mr. Rakes and Mr. Peery, directors of Bankshares who are also members of the Board of Directors of BTC, are paid fees of $300 per meeting for their services as BTC directors, including attendance at regular and special BTC Board meetings and committee meetings.

     Board Attendance
     ----------------

     During fiscal year 1997, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he served.

                            EXECUTIVE COMPENSATION
                            ----------------------

     Bankshares, NBB and BTC are organized in a holding company/subsidiary bank structure. Bankshares has no employees, except for officers, and it conducts substantially all of its operations through the subsidiary banks. All compensation paid to Bankshares' employees is paid by NBB, except for fees paid by Bankshares and BTC to President and Chief Executive Officer James G. Rakes for his service as a director of the Company and of BTC. All compensation paid to BTC President and CEO R. E. Dodson is paid by BTC, except for his Bankshares directors' fees.

     Executive Compensation Summary Table
     ------------------------------------

     The following table sets forth information concerning total compensation earned or paid to James G. Rakes, President and Chief Executive Officer of Bankshares and of NBB, for all services rendered to Bankshares, NBB and BTC during each of the last three fiscal years. The same information is provided for R. E. Dodson, President and Chief Executive Officer of BTC, for all services rendered to Bankshares and BTC. Mr. Rakes and Mr. Dodson are the only individuals whose total salary and bonus were in excess of $100,000 during any of these three years.

                          SUMMARY COMPENSATION TABLE

                                 Annual Compensation
                                 -------------------
Name and Principal                                        All Other
Position                Year   Salary($)(1.) Bonus($)(2.) Compensation($)(3.)
-----------------------------------------------------------------------------
  James G. Rakes        1997     179,300      103,500             8,000
  President and CEO of  1996     164,925       99,000            21,450
  Bankshares and NBB    1995     155,900       90,000            21,000

  R. E. Dodson          1997      91,700       11,900            57,750
  President and CEO of  1996      93,850       10,200            57,750
  BTC                   1995      91,090       11,050            57,750

     (1.)Includes amounts received by Mr. Rakes as directors' fees from Bankshares, NBB and BTC, as well as amounts deposited by Mr. Rakes into The National Bank of Blacksburg Retirement Accumulation Plan, a 401(k) plan.

         Includes amounts received by Mr. Dodson as directors' fees from Bankshares and BTC.





     (2.)Discretionary bonuses were paid to Mr. Rakes for performance in 1995, 1996 and 1997. In addition, contributions for Mr. Rakes' benefit were made to the Capital Accumulation Plan (described under "Employment Agreement and Change in Control Agreement" below) as awards for Mr. Rakes' performance in those years. Mr. Rakes is not yet irrevocably entitled to receive sums held in the Capital Accumulation Plan.

         Mr. Dodson received a bonus based upon a percentage of salary in the years 1995, 1996 and 1997. All employees of BTC were awarded bonuses equal to the same percentage of salary.

     (3.)For 1995 and 1996, includes amounts contributed by NBB on Mr. Rakes'
         behalf as a matching contribution under The National Bank of Blacksburg Retirement Accumulation Plan and amounts contributed on his behalf to The National Bankshares, Inc. Employee Stock Ownership
         Plan.   For  fiscal  1997,  includes  only  $8,000  as  a   matching
         contribution under the Retirement Accumulation Plan, since the 1997 Company contribution to The National Bankshares, Inc. Employee Stock Ownership Plan has not yet been allocated among the plan participants.


         This amount reflects twelve months of pension benefits paid to Mr. Dodson pursuant to BTC's Employee Pension Plan.

     Retirement Plans
     ----------------

     NBB maintains a tax-qualified, noncontributory retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). The NBB Plan, a defined benefit plan, became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting prior to completion of five years of service. Retirement benefits at the normal retirement age of sixty-five are calculated at 2 2/3% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. The average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the plan are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected under certain circumstances. Amounts payable are not offset by Social Security payments. The compensation covered by the Retirement Plan includes the total of all amounts paid to a participant by NBB for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 1997, covered compensation for Mr. Rakes is $160,000. The Retirement Plan continues a special transition rule in order to protect the retirement benefit of any participant who is affected by the 1994 indexed compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.



     The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 1998, at age sixty-five.

                            NBB PENSION PLAN TABLE

                                     Years of Service
                      --------------------------------------------------
        Remuneration      15        20        25        30       35
       -----------------------------------------------------------------
            $125,000    50,000    66,667    83,333    83,333   83,333
             150,000    60,000    80,000   100,000   100,000  100,000
             175,000    64,000    85,333   106,667   106,667  106,667
             200,000    64,000    85,333   106,667   106,667  106,667

     The benefit amounts listed in the table are computed as straight life annuity.

     On January 1, 1998, President and Chief Executive Officer, James G. Rakes, had sixteen years of credited service in the NBB Retirement Income Plan, and at normal retirement he will have twenty-eight years of credited service.

     BTC maintains a tax-qualified non-contributory retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989. The BTC Plan covers all officers and employees who, as of April 20 or October 20 of any year, have reached the age of twenty-one and who have had one year of service. BTC is required under the BTC Plan to make contributions to a related trust in amounts as are estimated to be sufficient to provide the required benefits under the Plan determined on an actuarially sound basis. Benefits generally commence on the later of a participant reaching age 65 or the date on which the participant completes five years of participation in the BTC Plan. The normal form of benefit is a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options may be elected under certain circumstances. In general, the standard monthly pension benefit is equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2) .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during such period. For purposes of such calculation, annual compensation may not exceed $200,000. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994.

     The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the BTC Plan in its present form and retirement on January 1, 1998.









                            BTC PENSION PLAN TABLE

                                     Years of Service
                      -------------------------------------------------
        Remuneration      15        20        25        30       35
       ----------------------------------------------------------------
            $ 25,000     6,988     9,317    11,647    13,976   16,305
              50,000    14,825    19,767    24,709    29,651   34,593
              75,000    22,663    30,217    37,772    45,326   52,880
             100,000    30,500    40,667    50,834    61,001   71,168


     Mr. Dodson's benefits under the BTC Plan are fully vested and funded. Mr. Dodson began receiving a monthly benefit of $4,812 on April 1, 1994, which is in addition to his salary at BTC.

     Employment Agreement and Change in Control Arrangement
     ------------------------------------------------------

     On May 7, 1992, Bankshares and Mr. Rakes entered into an employment agreement (the "Agreement") providing for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and of NBB at an annual base salary of at least $120,000, plus incentive compensation and other employee and executive benefits. Pursuant to a lease arrangement between Bankshares and NBB, NBB leases Mr. Rakes' services from Bankshares and has agreed to pay his base salary and discretionary bonus, fund the
Capital Accumulation Plan (described below) and furnish employee and executive benefits under the Agreement.

     The Agreement provides that if Mr. Rakes' employment is terminated by Bankshares for reasons other than death, disability or cause (all as defined in the Agreement), or by Mr. Rakes for good reason (as defined in the Agreement), Bankshares will pay Mr. Rakes, for a twenty-four month period following the date of termination, an amount equal to the highest monthly rate of base salary paid to Mr. Rakes at any time under the Agreement. If the parties agree, this amount may also be paid in a lump-sum payment. During the period that the above payments are being made, Mr. Rakes also will be entitled to participate in Bankshares' and NBB's employee benefit plans or to receive substantially similar benefits.

     The Agreement also establishes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. The CAP is funded through annual contributions made by NBB under an agreement with Bankshares. The amount that NBB contributes to the CAP each year is based on (1) return on assets as a percentage of the target established in the three-year performance goals adopted by the Board of Directors of NBB and (2) net income before tax expense as a percentage of that target. A minimum of 85% must be achieved in each of (1) and (2) above in order for a contribution to be made. Contributions are made in multiples of units, with 250 units to be funded each year. The unit value will vary between $50 and $200 depending on what percentages of the targets are actually achieved. Contributions for achievements for any given calendar year must be made prior to February 28th of the next following year.

     Benefits under the CAP are payable beginning on the later of January 1, 2002, or January 1 of the year following any year in which Mr. Rakes leaves Bankshares' employment, or in the case of hardship as determined by the Board upon written request. Mr. Rakes has an irrevocable right to CAP contributions and earnings as follows: 20% of all contributions and earnings



thereon are irrevocably his after six years of service in the CAP, and he is irrevocably entitled to receive an additional 20% each year thereafter until 100% is his after ten years of service is achieved. However, if Mr. Rakes' employment is terminated within thirty-six months following a change in control (as defined in the Agreement), for any reason other than for cause (as defined in the Agreement), Mr. Rakes' interest in the CAP will be irrevocable at that time. In the event of termination, except where termination occurs within the thirty-six months following a change in control, and including termination for disability (as defined in the Agreement), Mr. Rakes shall be deemed to be entitled to receive at least 20% of the CAP. The value of NBB's contribution to the CAP with respect to 1997 performance is included in the "Bonus" column of the "Summary Compensation Table" above.


                COMPENSATION COMMITTEE REPORT ON COMPENSATION
                ---------------------------------------------
                     OF EXECUTIVE OFFICERS OF THE COMPANY
                     ------------------------------------

     The Compensation Committee of the Bankshares Board ("the Bankshares Committee") is ultimately responsible for administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer, of Bankshares. The Bankshares Committee is made up of the six members of the Board of Directors who are not officers or employees of the Company or of its subsidiaries, NBB and BTC. Because substantially all compensation paid to Mr. Rakes and the other executive officers of Bankshares is paid by NBB and substantially all compensation paid to Mr. Dodson is paid by BTC, the Bankshares Committee relies heavily on reports submitted by the Salary and Personnel Committee of the NBB Board and by the BTC Board of Directors. The NBB Salary and Personnel Committee is made up of four directors who are not officers or employees of NBB or Bankshares. The BTC Board of Directors excludes directors who are officers or employees of BTC or Bankshares from deliberations concerning executive compensation.

     Executive Officer Compensation
     ------------------------------

     Except in the case of Mr. Rakes and Mr. Dodson, the sole component of compensation of executive officers of Bankshares is salary paid by NBB. NBB's program for executive officers (other than the Chief Executive Officer) currently does not include any bonus or other incentive program directly linking executive compensation to the performance of NBB or Bankshares, except that annual contributions to the National Bankshares, Inc. Employee Stock Ownership Plan made on behalf of participating employees, including executive officers, have been based upon a percentage of NBB's net profits.

     The NBB Salary and Personnel Committee ("the NBB Committee") establishes annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which NBB does business. In establishing salary ranges, the NBB Committee balances the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. Individual salaries, within


the salary ranges established by the NBB Committee, are determined by the Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The Chief Executive Officer reports to the NBB Committee on compensation of executive officers at least annually.

     The BTC Board of Directors, sitting as a compensation committee without directors who are employees of BTC or Bankshares, considers bank performance and profitability and salaries paid to individuals holding similar positions in determining Mr. Dodson's salary. All BTC employees are paid an annual year end performance bonus equal to a fixed percentage of base salary and Mr. Dodson participates in this bonus program.

     Compensation of Chief Executive Officer
     ---------------------------------------

     As President and Chief Executive Officer, Mr. Rakes is compensated pursuant to an employment agreement (the "Agreement"), which is described under "Employment Agreement and Change in Control Arrangement" above. An independent consultant retained by the Board of Directors of Bankshares provided significant guidance in the design of the compensation package contained in the Agreement and also reviewed the base level of compensation contemplated, prior to the Board's approval of the Agreement in 1992.

     The principal components of Mr. Rakes' compensation under the Agreement are salary, incentive bonus and Company contributions to a Capital Accumulation Plan for his benefit. This compensation package is intended to promote the continued success and growth of Bankshares by creating incentives based on the overall performance of the Company and to help assure Mr. Rakes' continued service at NBB and Bankshares by offering him an opportunity to earn competitive levels of total cash compensation.

     Since the inception of the Capital Accumulation Plan, Mr. Rakes' compensation through the CAP has been substantially related to Bankshares' performance, because until May 31, 1996, NBB was the sole subsidiary of Bankshares and it remains the largest subsidiary. In 1997, the NBB Committee recommended and the Bankshares Board Compensation Committee agreed, that CAP contributions should continue to be determined using NBB's operating results. The CAP contribution for Mr. Rakes' benefit is calculated using a specific formula that is based upon NBB achieving previously defined levels of return on assets and net income before taxes. The Plan encourages advance budget planning by establishing rolling three-year performance goals. 1997 budget performance goal targets established in 1994 were to achieve net income before taxes of $4.2 million and return on assets of 1.52%. In 1997, NBB net earnings before taxes reached a record of $5.7 million, and return on assets was 1.94%. These results exceeded target goals by more than 120%.

     In making its recommendation to the Bankshares Compensation Committee concerning the other important elements of Mr. Rakes' annual compensation, salary and incentive bonus, the NBB Committee considered several factors. The Committee made a subjective assessment of Mr. Rakes' contribution to NBB, and it conducted a review of salaries paid to other individuals holding similar positions. In researching comparable salaries, the Committee consulted the Virginia Bankers Association Annual Salary Survey and other available public documents. The NBB Salary and Personnel Committee and the Bankshares Compensation Committee considered Mr. Rakes' increased job responsibilities as a result of the 1996 merger with BTC. These factors, as


well as a comparison of the performance of Bankshares to local and national peers, are all reflected in the Compensation Committee's approval of the amounts of Mr. Rakes' 1997 salary and incentive bonus.

                                        Members of the Compensation Committee
                                            R. E. Christopher, Jr. (Chairman)
                                                             C. L. Boatwright
                                                             T. C. Bowen, Jr.
                                                                 P. A. Duncan
                                                                  W. T. Peery
                                                                J. R. Stewart


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
         -----------------------------------------------------------

     Directors Christopher, Boatwright, Bowen, Duncan, Peery and Stewart make up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries, NBB and BTC. Dr. Boatwright and Mr. Duncan serve on the Salary and Personnel Committee of NBB. Mr. Bowen and Mr. Peery are members of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside directors. No executive officer of Bankshares, NBB or BTC served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB or BTC served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares, since Mr. Rakes does not participate in BTC Board of Directors compensation committee matters. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.

                              PERFORMANCE GRAPH
                              -----------------

     The  following  graph  compares  the  yearly  percentage  change in  the cumulative total of shareholder return on Bankshares Common Stock with the cumulative return on Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1992, and ending on December 31, 1997. These comparisons assume the investment of $100 in Bankshares Common Stock and in each of the indices on December 31, 1992, and the reinvestment of dividends.

                         Five Year Performance Graph

                                   1992  1993  1994  1995  1996  1997
                                   ----  ----  ----  ----  ----  ----

      NATIONAL BANKSHARES, INC.     100   154   276   290   347   349
      INDEPENDENT BANK INDEX        100   125   153   208   248   358
      S & P 500 INDEX               100   110   111   153   189   251




     The following companies comprise the peer group: TIB Financial Corp., Seacoast Banking Corp., Capital City Bank Group, Inc., Fidelity National Corp., Southwest Georgia Financial Corp., First Banking Company of Southeast Georgia, PAB Bankshares, Inc., First Charter Corp., Bank of Granite Corp., Carolina First BancShares, Inc., FNB Financial Services Corp., First Bancorp, CNB Corporation, Carolina Southern Bank, First Farmers & Merchants Corp., Pioneer Bankshares, Inc., First Pulaski National Corporation, National Bankshares, Inc., FNB Corporation, Second National Financial Corp., American National Bankshares, Inc., Planters Bank & Trust Company and C & F Financial Corporation.

               CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS
               ------------------------------------------------

     Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.

     During 1997, the law firm of Bowen, Bowen & Bowen, P.C., in which Bankshares and BTC director T. C. Bowen is a partner, provided legal services to BTC. It is anticipated that this law firm will continue to provide legal services to BTC in the future.

                            SELECTION OF AUDITORS
                            ---------------------

     KPMG Peat Marwick LLP, Certified Public Accountants, has performed independent year end audits of Bankshares since its formation in 1986. Each year, generally late in the calendar year, the Board of Directors selects an audit firm to perform an independent audit. That selection has not yet been made for 1998.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. That representative will have the opportunity to make a statement at the Meeting and will be available to respond to appropriate questions.

                           EXPENSES OF SOLICITATION
                           ------------------------

     The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB and BTC may solicit proxies personally or by telephone or telegraph without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.




                          1999 STOCKHOLDER PROPOSALS
                          --------------------------

     In order to be considered for inclusion in the proxy materials of Bankshares for the 1999 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 100 South Main Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 19, 1998. Bankshares' Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                                OTHER BUSINESS
                                --------------

     All properly executed proxies received by Bankshares will be voted at the Annual Meeting in accordance with the specifications contained therein.

     The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgement on any such matter.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Marilyn B. Buhyoff
                         Secretary


Blacksburg, Virginia
March 18, 1998


















A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

           NATIONAL BANKSHARES, INC.         THIS PROXY IS SOLICITED ON BEHALF
             100 South Main Street               OF THE BOARD OF DIRECTORS
             Blacksburg, VA 24060
                P.O. Box 90002                  The undersigned hereby appoints
           Blacksburg, VA 24062-9002       Lindsay  Coleman,   of   Blacksburg,
                                           Virginia  and  Howard  H.  Hale   of
                                           Bluefield, West Virginia, or each of
                    PROXY                  them,  as  Proxies,  each  with  the
                                           power to appoint his substitute, and
------------------------------------------ hereby authorizes them to  represent and to vote as designated below, all
                                           the   shares  of  Common   Stock  of
                                           National  Bankshares, Inc.  held  of
                                           record  by the undersigned  on March
                                           12, 1998,  at the Annual Meeting  of
                                           Stockholders to be held on April 14,
                                           1998, or at any adjournments thereof.

1.   Election of Directors

     ( )FOR all nominees listed below        ( )WITHHOLD AUTHORITY
        (except as marked to the                to vote for all
        contrary below)                         nominees listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                               ALONZO A. CROUSE
                                JAMES G. RAKES
                              JEFFREY R. STEWART

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

     The undersigned acknowledges receipt of the Proxy Statement dated March 18, 1998.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date:                                   Signature

_____________________                   ________________________________

                                        Signature if held jointly

                                        ________________________________


                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
              PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.